                                                                   EXHIBIT 99.2

TUESDAY, NOVEMBER 2, 1999          AM EASTERN TIME

COMPANY PRESS RELEASE

                                     [LOGO]

APPROVED BY: Phillip Hermann, Executive Vice President and
             Chief Financial Officer                              (310) 444-3300

CONTACT:     INVESTOR RELATIONS
             Morgen Walke Associates
             Erica Mannion, John Swenson                          (415) 296-7383

             MEDIA RELATIONS
             Brener Zwikel & Associates
             Steve Brener (x110), Jordan Miller (x103)            (818) 344-6195


FOR IMMEDIATE RELEASE

             YOUBET.COM REPORTS STRONG SUBSCRIBER AND REVENUE GROWTH

(LOS ANGELES, November 2, 1999) -- Youbet.com, Inc. (Nasdaq:UBET), the leading global online live-event wagering company, today reported revenue of $1.1 million for its third quarter ended September 30, 1999, up from $76,000 for the third quarter a year ago. Revenue for the quarter increased 54% on a sequential basis from the $733,000 recorded in the second quarter. Net loss for the quarter was $7.2 million or $0.38 per diluted share, as compared to a net loss of $3.1 million or $0.28 per diluted share for the comparable quarter in 1998. This compares to a net loss of $4.3 million or $0.28 per diluted share recorded in the second quarter of 1999. Youbet exceeded analyst expectations for revenue as well as reported lower than expected net loss for the quarter.

         As previously reported, the number of subscribers to the You Bet Network doubled over the prior sequential quarter, totaling 11,500 on September 30, 1999, up from 5,700 on June 30, 1999. Youbet attributes its subscriber growth primarily to its marketing campaign. Television spots began airing in October 1999 in four major markets after a delay due to lengthy approval cycles at target stations and networks.

         Youbet continues to expand its list of premiere partnership tracks and during the third quarter signed an agreement with Northfield Park. During the quarter, Youbet also signed an agreement with Axcis Information Networks, a provider of harness racing handicapping information. The Company has initially focused on the expansion of its domestic subscriber base in order to access the estimated $15 billion U.S. horse track wagering market. In addition, the Company is working to expand the Youbet.com brand, product and services in the overseas market, which Youbet estimates at more than $85 billion for horse race wagering and in excess of $500 billion for other forms of live event wagering.

         Robert M. Fell, Youbet.com Chief Executive Officer, said, "Obviously the Company has experienced unexpected challenges in recent weeks due to the investigation by Los Angeles County District Attorney and the Los Angeles Police Department, which we disclosed two weeks ago. Youbet and our counsel are in discussions with those involved in an effort to resolve the situation as quickly as possible. Specific to our achievements in this quarter, we are very excited about the value added partnerships we established, and the substantial amount of time and energy we put into marketing and branding and are pleased with the results." Fell continued, "Our National radio campaign consisting of three different spots airing in all major markets as well as our CD ROM distribution via mass mailing and recently released national television commercials, have all contributed greatly to identifying Youbet.com as the leading global online live event wagering company."

         Youbet.com is focused on using the power and inter-activity of the Internet to allow participation and wagering on live online events worldwide. The Company currently provides members the ability to watch and wager on a wide selection of coast-to-coast thoroughbred and harness horse racing, via its exclusive private closed-loop network. Youbet.com does not actually accept or place any wagers. Wagers are accepted and placed only by a state licensed wagering entity, currently the Ladbroke Pennsylvania facility. Youbet.com's role in the wagering process is limited to transmitting information related to the wagers to the licensed wagering facility. Members have 24-hour access to the network's features, including live racing from a choice of more than 30 racetracks across the country, commingled track pools, live audio/video, up-to-the-minute track information, real-time wagering information, and value-added handicapping products. In December 1998, Youbet.com accepted the 1998 Innovator of the Year Honors by Internet Gaming International. For further information, visit www.youbet.com. To subscribe to the You Bet Network call 1-888-YOUBET-8 or visit the Web site at youbet.com.

Forward-Looking Statements: This release contains forward-looking statements, which are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Expressions of future goals and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements involve a number of risks and uncertainties, including the timely development and market acceptance of products and technologies, successful integration of acquisitions, the ability to secure additional sources of financing, the ability to reduce operating expense and other factors described in the Company's filing with the Securities and Exchange Commission. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. The Company undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release. You Bet is a registered trademark of Youbet.com, Inc. All other brands and products referenced herein are the trademarks or registered trademarks of their respective holders.

                               (Tables to follow)

                                YOUBET.COM, INC.
                             STATEMENT OF OPERATIONS
                                   (UNAUDITED)


                                                              THREE MONTHS ENDED                    NINE MONTHS ENDED
                                                                 SEPTEMBER 30,                        SEPTEMBER 30,
                                                         ----------------------------        ------------------------------
                                                             1998             1999               1998              1999
                                                         ------------      ------------      -------------    -------------
Revenues                                                 $     76,382      $  1,132,054      $     98,407      $  2,325,922

Operating expenses:
   Network operations                                         404,798           492,083           736,401         1,390,700
   Research and development                                   348,667           533,321           927,202         1,492,397
   Sales and marketing                                        499,587         5,429,485         1,190,751         6,896,485
   General and administrative                                 818,612         1,204,577         2,044,488         2,778,872
   Depreciation and amortization                               86,192           114,240           244,325           315,273
   Non-cash compensation                                      707,283           457,895         3,452,572         1,951,286
                                                         ------------      ------------      ------------      ------------

   Total operating expenses                                 2,865,139         8,231,601         8,595,739        14,825,013
                                                         ------------      ------------      ------------      ------------

Loss from operations                                       (2,788,757)       (7,099,547)       (8,497,332)      (12,499,091)

Other income (expense):
   Interest expense                                           (79,116)       (1,014,213)         (322,717)       (2,038,201)
   Amortization of deferred financing costs                   (64,242)          (95,008)         (111,698)         (191,965)
   Discount on conversion of bridge loans, accounts
     payable and deferred salaries into common stock               --                --          (841,713)               --
   Fair value of warrants issued for financing costs         (161,962)          (12,570)       (1,405,684)         (478,221)
   Interest income                                             48,608           969,095            49,380         1,488,699
   Other                                                       (9,557)            8,197          (120,219)            7,197
                                                         ------------      ------------      ------------      ------------

   Total other income (expense)                              (266,269)         (144,499)       (2,752,651)       (1,212,491)
                                                         ------------      ------------      ------------      ------------

Net loss                                                 $ (3,055,026)     $ (7,244,046)    $ (11,249,983)    $ (13,711,582)
                                                         ------------      ------------      ------------      ------------
                                                         ------------      ------------      ------------      ------------

Net loss per share - basic and diluted                   $      (0.28)     $      (0.38)    $       (1.10)    $       (0.85)
                                                         ------------      ------------      ------------      ------------
                                                         ------------      ------------      ------------      ------------

Weighted average number of shares                          11,104,273        19,121,288        10,196,812        16,151,722
                                                         ------------      ------------      ------------      ------------
                                                         ------------      ------------      ------------      ------------


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